                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-12

                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                (Name of Registrant as Specified in its Charter)

 ______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ___________________________________________________________________________

(2)  Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

     ___________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

     ___________________________________________________________________________

(5)  Total fee paid:

     ___________________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

     ___________________________________________________________________________

(2)  Form, Schedule or Registration Statement No.:

     ___________________________________________________________________________

(3)  Filing Party:

     ___________________________________________________________________________

(4)  Date Filed:

     ___________________________________________________________________________

                    FIRST AMERICAN INTERNATIONAL SELECT FUND

                                                                  April 16, 2007

Dear First American Fund Shareholder:

     You are cordially invited to attend a Special Meeting of shareholders of First American International Select Fund (the "Fund"), a series of First American Investment Funds, Inc. ("FAIF"), which will be held on Thursday, May 17, 2007 at 10:00 a.m., Central time, at the offices of FAF Advisors, Inc. (the "Advisor"), 800 Nicollet Mall, Minneapolis, Minnesota 55402.

     The purpose of the Special Meeting is to ask you to approve (1) a proposed new investment sub-advisory agreement between the Advisor, the Fund's investment advisor, and Hansberger Global Investors, Inc. ("HGI" or the "Sub-Advisor"), a wholly-owned subsidiary of Hansberger Group, Inc. ("Hansberger") and a current sub-advisor to the Fund, and (2) a "manager-of-managers" structure for the Fund whereby the Advisor, under certain circumstances, will be able to hire and replace sub-advisors to the Fund without obtaining shareholder approval.

     On March 9, 2007, a change of control occurred in Hansberger, resulting from the transfer of ownership of a controlling interest in Hansberger to IXIS Asset Management US Group, L.P. ("IAMG") (the "Transaction").

     Prior to the Transaction, HGI served as sub-advisor to a portion of the Fund's assets (the "Sub-Advisory Portfolio") pursuant to an investment sub-advisory agreement with the Advisor (the "Prior Agreement"). HGI has continued to provide investment sub-advisory services to the Sub-Advisory Portfolio since the completion of the Transaction. The Transaction resulted in an assignment and automatic termination of the Prior Agreement. As a result, the Advisor proposed, and the Fund's Board of Directors (the "Board") approved, an interim sub-advisory agreement (the "Proposed Agreement") with HGI having substantially similar terms as the Prior Agreement with HGI. HGI currently provides investment sub-advisory services to the Fund pursuant to this Proposed Agreement. The Advisor has further proposed, and the Board recommends, that you approve the Proposed Agreement in its current form. The Proposed Agreement will not change the Fund's investment objective and strategies currently in place. The sub-advisory fee rate payable by the Advisor to HGI under the Proposed Agreement will remain the same as under the Prior Agreement with HGI. In addition, THE OVERALL FEES THE FUND CURRENTLY PAYS FOR MANAGEMENT AND INVESTMENT ADVISORY SERVICES WILL STAY THE SAME.

     Manager-of-managers authority would allow the Advisor, with the Board's approval, to make changes to Fund sub-advisors and change the terms of sub-advisory agreements without holding a shareholder meeting. This would give the Board increased flexibility and eliminate the Fund's expense of holding shareholder meetings whenever the Board and the Advisor seek to hire or replace a sub-advisor. The manager-of-managers structure would not be implemented until either (i) the Securities and Exchange Commission ("SEC") adopts a proposed rule allowing funds to operate with this structure or (ii) the SEC grants an exemptive order, as requested by FAIF and the Advisor, that would allow the Fund to operate under a manager-of-managers structure.

     The Board of Directors has approved the Proposed Agreement and the proposed manager-of-managers structure, and recommends that you approve both proposals.

     The proxy statement that accompanies this letter contains detailed information on these proposals. I encourage you to read it carefully. You will also find information in a "Question and Answer" format designed to provide answers to some of the questions we anticipate you will have. After you have read the accompanying materials, please complete, sign and date the enclosed proxy card and return it in the enclosed postage-paid return envelope. This will ensure that your vote is counted, even if you cannot attend the Special Meeting in person. You may also vote in person at the meeting, or you may vote by telephone or by internet, by following the instructions that appear on the proxy card.

     YOUR VOTE IS IMPORTANT. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor reminding you to vote your shares.

     We thank you for your continued support of the Fund and urge you to cast your vote as soon as possible.

                                        Sincerely,


                                        ----------------------------------------
                                        Thomas S. Schreier, Jr.
                                        President

              FIRST AMERICAN INTERNATIONAL SELECT FUND SHAREHOLDERS

                              IMPORTANT INFORMATION

     While we encourage you to read the full text of the enclosed Proxy Statement, we are also providing you with a brief overview of the subject of the shareholder vote to help you understand and vote on the proposals. Your vote is important.

QUESTIONS & ANSWERS

Q: WHAT AM I BEING ASKED TO VOTE "FOR" ON THIS PROXY?

A: You are being asked to vote for a proposal to approve a new investment sub-advisory agreement for your Fund between FAF Advisors, Inc. (the "Advisor"), the Fund's investment advisor, and Hansberger Global Investors, Inc. ("HGI") ("Proposed Agreement"). HGI serves as a sub-advisor to the Fund pursuant to the Proposed Agreement, since the prior sub-advisory agreement with HGI ("Prior Agreement") terminated upon the completion of the Transaction described below. The terms of the Proposed Agreement are substantially similar to the terms of the Prior Agreement. NO CHANGE IN ADVISORY FEE RATES OR SCOPE OF SERVICES IS BEING PROPOSED.

     In addition, you are being asked to approve a "manager-of-managers" structure for the Fund. This structure would allow the Advisor, with the Board's approval, to hire and replace sub-advisors to the Fund without obtaining shareholder approval. If you approve the structure, the Fund would be able to implement a manager-of-managers structure in the event that either (i) the Securities and Exchange Commission ("SEC") adopts a proposed rule allowing funds to operate with this structure or (ii) the SEC grants an exemptive order, as requested by FAIF and the Advisor, that would allow the Fund to operate under a manager-of-managers structure.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" BOTH PROPOSALS.

Q: WHY ARE WE BEING ASKED TO VOTE ON A NEW SUB-ADVISORY AGREEMENT?

A: On March 9, 2007, a change of control occurred in Hansberger Group, Inc. ("Hansberger"), resulting from the transfer of ownership of a controlling interest in Hansberger to IXIS Asset Management US Group, L.P. ("IAMG") (the "Transaction"). Hansberger was (and remains) the parent company of HGI. The Investment Company Act of 1940, as amended ("1940 Act"), states that an advisory agreement of a mutual fund, including a sub-advisory agreement, must provide for its automatic termination in the event of its "assignment" (as that term is defined in the 1940 Act), such as when a controlling block of the fund's sub-advisor's securities is transferred resulting in a change in management or control of the sub-advisor. Knowing that the Transaction would result in an assignment and automatic termination of the Prior Agreement, and to prevent any potential disruption in services resulting from the completion of the Transaction, the Advisor proposed, and the Board approved, the Proposed Agreement with HGI on substantially similar terms as the Prior Agreement. The Proposed Agreement with HGI became effective as of the completion of the Transaction and will remain in effect until the Proposed Agreement is approved by Fund shareholders, but in no case for a period longer than 150 days; therefore, shareholder approval is sought for the Proposed Agreement. The sub-advisory fee rate payable by the Advisor to HGI will remain the same under the Proposed Agreement as under the Prior Agreement.

Q: HOW IS THE PROPOSED AGREEMENT DIFFERENT FROM THE PRIOR AGREEMENT?

A: The terms of the Proposed Agreement are substantially similar to those of the Prior Agreement. The agreements differ only in their effective and termination dates and in certain termination provisions specific to interim sub-advisory agreements, as required by rule under the 1940 Act. See the Proxy Statement for more information about the Proposed Agreement and the Prior Agreement.

Q: WILL THERE BE A CHANGE IN THE MANAGEMENT AND ADVISORY FEES PAID BY MY FUND?

A: No. The advisory and sub-advisory fees will stay the same.

Q: WAS THERE ANY CHANGE IN THE FUND'S PORTFOLIO MANAGERS FOLLOWING THE TRANSACTION?

A: No, the Transaction did not result in any change in the Fund's HGI portfolio managers, and no change is currently anticipated.

Q: WHAT IS A "MANAGER-OF-MANAGERS" STRUCTURE?

A: The Advisor has hired three investment sub-advisors to manage the assets of the Fund. Under the Fund's current structure, if the Advisor ever believed that a sub-advisor should be changed, the Advisor would make a recommendation to the Board, and the Board would be required to convene a shareholder meeting seeking approval of the sub-advisor. Manager-of-managers authority would allow the Advisor, with the Board's approval, to make changes to Fund sub-advisors and change the terms of sub-advisory agreements without holding a shareholder meeting. This would give the Board increased flexibility and eliminate the Fund's expense of holding shareholder meetings whenever the Board and the Advisor seek to hire or replace a sub-advisor. The Board has concluded that the manager-of-managers structure is in the best interest of the shareholders of the Fund.

Q: HOW DO THE PROPOSALS AFFECT THE OTHER EXISTING SUB-ADVISORS TO THE FUND?

A: In addition to HGI, Altrinsic Global Advisors, LLC ("Altrinsic") and Lazard Asset Management LLC ("Lazard") also provide investment sub-advisory services to the Fund. The investment sub-advisory agreements between the Advisor and, individually, Altrinsic and Lazard, both dated November 27, 2006, remain in effect and are not subject to shareholder approval at this special meeting. If you approve the manager-of-managers structure for the Fund, and the SEC either adopts the proposed rule or grants the exemptive order described above, the Advisor would be allowed, with the Board's approval, to hire and replace any sub-advisor to the Fund without obtaining shareholder approval.

Q: HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THESE PROPOSALS?

A: The Board of Directors believes that each proposal is in the best interests of the Fund and its shareholders. After careful consideration, the Board of Directors recommends that you vote "FOR" both Proposals.

Q: WHEN IS MY PROXY DUE?

A: We would like to receive your vote as soon as possible, preferably before the date of the special shareholders meeting on May 17, 2007.

Q: HOW CAN I VOTE MY PROXY?

A: By phone - please see the voting instructions on your proxy card. Call the toll-free number listed and follow the recorded instructions.

     By Internet - please see the voting instructions on your proxy card for the applicable internet address. Once there, enter the control number located on your proxy card.

     By mail - proxy cards must be marked with your vote and returned in the business reply envelope included in this package. If you have misplaced your envelope, please mail your proxy to:

                                 Proxy Tabulator
                                  P.O. Box 9112
                              Farmingdale, NY 11735

     In person - you may submit your proxy in person at the special shareholders meeting to be held on Thursday, May 17, 2007 at 10:00 a.m., Central time, at the offices of the Advisor, located at 800 Nicollet Mall, Minneapolis, Minnesota 55402.

Q: WILL THE FUND PAY FOR THIS PROXY SOLICITATION?

A: No. FAF Advisors has agreed to pay the costs of this proxy solicitation, as well as the other costs of the special meeting of Fund shareholders.

Q: WHO SHOULD I CALL FOR ADDITIONAL INFORMATION ABOUT THIS PROXY STATEMENT?

A: Please call First American Investor Services at (800) 677-FUND.

IT IS IMPORTANT THAT YOU VOTE YOUR PROXY PROMPTLY. PLEASE HELP KEEP THE COSTS OF THIS PROXY SOLICITATION REASONABLE BY VOTING TODAY.

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF

                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                           TO BE HELD ON MAY 17, 2007

                    FIRST AMERICAN INTERNATIONAL SELECT FUND

     A Special Meeting of shareholders of First American International Select Fund (the "Fund"), a series of the First American Investment Funds, Inc. (the "FAIF"), will be held at the offices of FAF Advisors, Inc., 3rd Floor - Training Room A, located at 800 Nicollet Mall, Minneapolis, Minnesota, at 10:00 a.m., Central time, on May 17, 2007. At the Special Meeting, shareholders will be asked to vote on the following proposals:

     1. To approve a new investment sub-advisory agreement between FAF Advisors, Inc. (the "Advisor") and Hansberger Global Investors, Inc.

     2. To authorize a "manager-of-managers" structure for the Fund whereby the Advisor, under certain circumstances, will be able to hire and replace sub-advisors to the Fund without obtaining shareholder approval.

     3. To transact any other business that properly comes before the Special Meeting.

     Please read the enclosed Proxy Statement carefully for information concerning the proposals to be placed before the Special Meeting or any adjournments or postponements thereof.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" EACH
PROPOSAL.

     Only shareholders of record as of the close of business on April 4, 2007 may vote at the meeting or any adjournment(s) of the meeting.

     You can vote easily and quickly by toll-free telephone call, by internet, or by mail. Just follow the instructions that appear on your enclosed proxy card. Whether or not you expect to be present at the meeting, please help avoid the cost of a follow-up mailing by voting as soon as possible.

                                        By order of the Board of Directors,


                                        ---------------------------------------
                                        Kathleen L. Prudhomme
                                        Secretary

April 16, 2007
Minneapolis, Minnesota

                      FIRST AMERICAN INVESTMENT FUNDS, INC.

                                800 NICOLLET MALL

                          MINNEAPOLIS, MINNESOTA 55402

                                 (800) 677-3863

                                   ----------

                                PROXY STATEMENT

                                   ----------

                                 APRIL 16, 2007

                         SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 17, 2007

     The Board of Directors (the "Board") of First American Investment Funds, Inc. ("FAIF") is soliciting the enclosed proxy in connection with a special meeting of shareholders of International Select Fund (the "Fund"), a separate mutual fund series issued by FAIF, to be held on May 17, 2007 at 10:00 a.m., and any adjournment of the meeting.

     The special meeting is being held to consider the approval of a new investment sub-advisory agreement for the Fund, between FAF Advisors, Inc. ("FAF Advisors" or the "Advisor"), the Fund's investment advisor, and Hansberger Global Investors, Inc. ("HGI") ("Proposed Agreement"). In addition, you are being asked to approve a "manager-of-managers" structure for the Fund. This structure would allow the Advisor, with the Board's approval, to hire and replace sub-advisors to the Fund without obtaining shareholder approval. If you approve the structure, the Fund would be able to implement a manager-of-managers structure in the event that either (i) the Securities and Exchange Commission ("SEC") adopts a proposed rule allowing funds to operate with this structure or
(ii) the SEC grants an exemptive order, as requested by FAIF and the Advisor, that would allow the Fund to operate under a manager-of-managers structure.

     In addition to serving as the Fund's investment advisor, the Advisor also serves as the administrator for the Fund and the Advisor's affiliate, U.S. Bancorp Fund Services, LLC ("USBFS"), serves as the Fund's sub-administrator and transfer agent. Quasar Distributors, LLC ("Quasar"), also an affiliate of the Advisor, is the distributor (principal underwriter) of the Fund's shares. The Advisor is located at 800 Nicollet Mall, Minneapolis, Minnesota 55402. Quasar and USBFS are located at 615 E. Michigan Street, Milwaukee, Wisconsin 53202.

     In order for the shareholder meeting to go forward, there must be a quorum. This means that at least 10% of the Fund's shares must be represented at the meeting--either in person or by proxy. All returned proxies count toward a quorum, regardless of how they are voted. An abstention will be counted as shares present at the meeting in determining whether the proposals have been approved, and will have the same effect as a vote "against" the proposals. Broker non-votes will not be counted as present in calculating the vote on the proposals. (Broker non-votes are shares for which (i) the underlying owner has not voted and (ii) the broker holding the shares does not have discretionary authority to vote on the particular matter.)

     If a quorum is not obtained or if sufficient votes to approve the proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the nature of the proposals; the percentage of votes actually cast; the percentage of negative votes actually cast; the nature of any further solicitation; and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require a vote in favor of the adjournment by the holders of a majority of the shares present in person or by proxy at the meeting (or any adjournment of the meeting).

     You may revoke your proxy at any time up until voting results are announced at the shareholder meeting. You can do this by writing to the Fund's secretary, or by voting in person at the meeting and notifying the election judge that you are revoking your proxy. In addition, you can revoke a prior proxy simply by voting again--using your original proxy card or by internet or toll-free telephone call. If you return an executed proxy card without instructions, your shares will be voted "FOR" the proposals.

     The Advisor will pay all costs of solicitation, including the cost of preparing and mailing the notice of special shareholders meeting and this proxy statement. Representatives of the Advisor, without cost to the Fund, may solicit proxies by means of mail, telephone, or personal calls.

     Only shareholders of record on April 4, 2007 (the "record date"), may vote at the meeting or any adjournment of the meeting. On that date the Fund had ____________ shares issued and outstanding. Each shareholder is entitled to one vote for each share owned on the record date. The number of shares that you may vote is the total number shown on the proxy card accompanying this proxy statement. The proposals to be presented at the meeting will not entitle any shareholder to cumulative voting or appraisal rights. See
"Additional Information about the Fund" below for more information on share ownership of the Fund.

     At this point, we know of no other business to be brought before the shareholder meeting. However, if any other matters do come up, the persons named as proxies will vote upon these matters according to their best judgment.

     Please be sure to read the entire proxy statement before casting your vote. If you need help voting your proxy, you may call First American Investor Services at (800) 677-FUND.

     This proxy statement and proxy card were first mailed to shareholders on or about April 16, 2007.

     PROPOSAL 1: TO APPROVE A NEW INVESTMENT SUB-ADVISORY AGREEMENT WITH HGI

                                   BACKGROUND

     HGI has served as a sub-advisor to the Fund since the Fund's inception. HGI initially served as the Fund's sub-advisor pursuant to a sub-advisory agreement between the Advisor and HGI dated November 27, 2006 (the "Prior Agreement"). The Prior Agreement terminated, however, when a change of control occurred in Hansberger Group, Inc. ("Hansberger"), HGI's parent company, resulting from the transfer of ownership of a controlling interest in HGI to IXIS Asset Management US Group, L.P. ("IAMG") (the "Transaction"). This change of control resulted in an assignment of the Prior Agreement under the Investment Company Act of 1940, as amended (the "1940 Act"), and the agreement's automatic termination. Consequently, the Advisor was required to enter into a new sub-advisory agreement with HGI. As a general rule, the 1940 Act requires that any investment advisory or sub-advisory agreement be approved by fund shareholders before the agreement may take effect. Rule 15a-4 of the 1940 Act, however, provides a temporary exemption to that rule in certain circumstances, including the circumstance in which a new advisory or sub-advisory agreement must be entered into because of the assignment and automatic termination of an existing agreement. In that case, an interim advisory or sub-advisory agreement may take effect, and remain in effect for up to 150 days, without receiving shareholder approval, as long as the fees payable under the interim agreement do not exceed the fees payable under the predecessor agreement and certain other contractual provisions are included in the interim agreement. In reliance on this rule, and to prevent any potential disruption in sub-advisory services to the Fund resulting from the completion of the Transaction, the Board approved the Proposed Agreement. The Proposed Agreement went into effect on March 9, 2007, the date of the closing of the Transaction and will terminate 150 days after its effective date unless it is approved by Fund shareholders. The Proposed Agreement, which is substantially similar to the Prior Agreement, is attached to this proxy statement as Exhibit A.

     HGI, located at 401 East Las Olas Boulevard, Suite 1700, Fort Lauderdale, Florida 33301, is a Delaware corporation. HGI is wholly owned by Hansberger, also a Delaware corporation. As of December 31, 2006, Hansberger had approximately $9 billion in assets under management. Prior to the close of the Transaction, IAMG owned approximately 28% of the outstanding common stock and retained 24.9% of the voting interest of Hansberger. Mr. Thomas L. Hansberger, Chairman and, prior to the close of the Transaction, Chief Executive Officer of HGI and Hansberger, directly and through a family limited partnership that he controls, owned approximately 49% of the outstanding common stock of Hansberger. The principal business address of Mr. Hansberger is 401 East Las Olas Boulevard, Fort Lauderdale, Florida 33301. Prior to the close of the Transaction, certain of Mr. Hansberger's shares were encumbered by option or deferred share unit agreements with employees of HGI or Hansberger. Employees of Hansberger (other than Mr. Hansberger) and third-party investors held, respectively, approximately 2% and 20% of Hansberger's outstanding common stock (before giving effect to the issuance of shares of common stock in connection with the exercise of stock options or the vesting of deferred share unit agreements).

     Pursuant to a Stock Purchase Agreement dated as of November 15, 2006, IAMG agreed to purchase all of the shares of common stock of Hansberger owned or controlled by Mr. Hansberger and non-employee, third party investors (collectively, the "Sellers"). As a result of the consummation of the Transaction on March 9, 2007, IAMG purchased (i) all of the shares of common stock of HGI ("HGI Shares") owned or controlled by Mr. Thomas L. Hansberger and non-employee, third party investors; and (ii) an additional number of HGI Shares held by employees of HGI or Hansberger. Upon consummation of the Transactions, IAMG's ownership interest in HGI Shares (on a fully diluted basis) was 83.4%, and the remaining 16.6% interest was held by employees of Hansberger. IAMG is located at 399 Boylston Street, Boston, Massachusetts 02116. Mr. Hansberger continues to serve as Chairman of HGI and Ronald W. Holt, Jr. now serves as President and Chief Executive Officer of HGI. Otherwise, the Transaction has not resulted in a change in the personnel or operations of HGI or in any changes in the investment approach of HGI with respect to the Fund.

                   COMPARISON OF PRIOR AND PROPOSED AGREEMENTS

     The Proposed Agreement (apart from the provisions relating to Rule 15a-4) is substantially similar to the Prior Agreement for the Fund, except where noted below. The next several paragraphs briefly summarize some important provisions of the Proposed Agreement and the Prior Agreement, but for a complete understanding of the Proposed Agreement, you should read Exhibit A.

TERM

     The Proposed Agreement took effect upon completion of the Transaction, has an initial two-year term and continues automatically for successive one-year terms thereafter so long as its continuance is approved annually by the Board or by a majority of the Fund's outstanding voting securities, provided in either case that the continuance is also approved by the majority of the Board who are not interested persons. Pursuant to a letter of agreement between the Advisor and HGI dated March 28, 2007 (the "Letter Agreement"), the Proposed Agreement can be terminated, without penalty, on 60 days written notice by the Advisor, by the Board on behalf of the Fund, by vote of a majority of the Fund's outstanding voting securities, or by HGI. The date of termination may be less than 60 days after the written notice of termination so long as the duration of the notice period is agreed upon by the Advisor and HGI. The Agreement also terminates automatically if assigned by any party. The terms of the Prior Agreement were identical to the foregoing terms of the Proposed Agreement, except that the Prior Agreement's notice of termination provision had not been modified by the Letter Agreement.

     In addition to the above termination provision, the Proposed Agreement also provides that, unless the Proposed Agreement is approved by a majority of the outstanding shares of the Fund, the Proposed Agreement will terminate 150 days after the completion of the Transaction. During the period prior to either shareholder approval of the Proposed Agreement or the end of the 150 day period, the Proposed Agreement can be terminated (i) at any time without penalty on 10 days notice by the Advisor, HGI, or the Board, or (ii) the lesser of the vote of
(a) 67% of the shares of the Fund present at a meeting where more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund.

DUTIES

     Under both the Prior Agreement and the Proposed Agreement, HGI is appointed to act as the investment sub-advisor for that portion of the Fund's assets that the Advisor allocates to HGI from time to time (the "Sub-Advisory Portfolio"). HGI is required, subject to the supervision of the Advisor and the Board, to manage the assets within the Sub-Advisory Portfolio in accordance with the Fund's investment objective, policies and restrictions, to place purchase and sales orders for transactions in the Sub-Advisory Portfolio, and to employ professional portfolio managers and securities analysts to provide research services relating to the Sub-Advisory Portfolio.

BROKERAGE

     The Prior Agreement and the Proposed Agreement contain identical provisions regarding brokerage. In selecting brokers or dealers to execute transactions on behalf of the Fund, HGI seeks the best overall terms available. In doing so, HGI considers factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. HGI is also authorized to consider the brokerage and research services provided to the Fund and/or other accounts over which HGI or its affiliates exercise investment discretion.

STANDARD OF CARE

     Under the Prior Agreement and the Proposed Agreement, HGI is required to exercise its best judgment in rendering the services under the Agreement. HGI will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Advisor in connection with the Agreement, except a loss resulting from "willful misfeasance, bad faith or gross negligence" on its part in the performance of its duties or from "reckless disregard" by it of its obligations and duties under the Agreement.

INDEMNIFICATION

     Both Agreements provide that both HGI and the Advisor will indemnify and hold harmless the other from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) resulting from a material breach of the Agreement or as a result of HGI's or the Advisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Agreement or violation of applicable law, subject to certain exceptions.

COMPENSATION

     The Fund pays the Advisor a fee accruing daily at an annual rate of 1.00% of the Fund's average daily net assets. Under both the Prior Agreement and the Proposed Agreement, the Advisor pays HGI a sub-advisory fee at the annual rate of 0.45% of net assets up to $100 million; 0.40% of net assets over $100 million and up to $425 million; 0.35% of net assets over $425 million and up to $537.5 million; and 0.30% of net assets over $537.5 million of the Fund's average daily net assets managed by HGI. The Proposed Agreement requires all advisory fees earned by HGI to be escrowed pending approval of the Proposed Agreement by Fund shareholders. If the Proposed Agreement is not approved, HGI will be entitled to receive from escrow the lesser of (i) any costs incurred in performing the Proposed Agreement (plus interest earned on the amount while in escrow) or (ii) the total amount in the escrow account (plus interest earned).

                             EVALUATION BY THE BOARD

CONSIDERATION OF PRIOR AGREEMENT

     At an in-person meeting of the Board held on December 5, 2006, the Board reviewed the Advisor's recommendation to hire HGI as one of three sub-advisors to the Fund pursuant to the Prior Agreement. The Board met with the Advisor, which provided an in-depth overview of the screening process by which the Advisor developed its recommendation, including a review of HGI's organization, portfolio management team, investment strategy and process, performance of other portfolios managed by HGI, its systems, trading practices, client communications, and legal and compliance history and policies, including HGI's Code of Ethics.

     The Board unanimously approved the Prior Agreement and concluded that the terms of the Prior Agreement were fair and reasonable and in the best interests of shareholders of the Fund. In making this determination, the Board, advised by independent legal counsel, reviewed and considered the factors it deemed relevant, including the factors described below:

     NATURE, QUALITY AND EXTENT OF SERVICES

     The Board examined the nature, quality and extent of the services that would be provided by HGI to the Fund. The Board reviewed HGI's key personnel who would provide investment management services to the Fund, noting the depth of experience of these personnel. The Board also considered that, under the Prior Agreement, HGI would have the authority and responsibility to make and execute investment decisions for the Sub-Advisory Portfolio within the framework of the Fund's investment policies and restrictions, subject to review by the Advisor and the Board, and that HGI's duties also would include placing purchase and sales orders for transactions in the Sub-Advisory Portfolio, and employing professional portfolio managers and securities analysts to provide research services relating to the Sub-Advisory Portfolio. Finally, the Board considered FAF Advisors' representation that the services provided by HGI under the Agreement are the types of services customarily provided by investment sub-advisors in the Fund industry.

     The Board also considered a report from the Funds' Chief Compliance Officer regarding HGI.

     Based on the foregoing, the Board concluded that the Fund was likely to benefit from the nature, extent, and quality of the services provided by HGI under the Prior Agreement.

     INVESTMENT PERFORMANCE

     Because the Prior Agreement related to the initial engagement of HGI, the Board could not evaluate the performance of HGI's Sub-Advisory Portfolio. The Board did examine, however, the performance of HGI with respect to assets managed by HGI using similar investment strategies, which demonstrated historically strong and consistent performance over a three- and five-year period relative to the Morgan Stanley Capital International Europe, Australia, Far East Index and Morgan Stanley Capital International Growth Index.

     COST OF SERVICES

     The Board considered the structure and rate of the fees to be charged by HGI under the Prior Agreement. The Board also noted that sub-advisory fees were to be paid to HGI by the Advisor out of its advisory fee, which the Board had determined was reasonable. If the Board had been reapproving the Prior Agreement, it would have also considered the profitability of the sub-advisory relationship to HGI. Since HGI had not yet commenced sub-advising the Fund, however, the Board could not consider this.

     OTHER BENEFITS TO HGI

     The Board also considered that, under the Prior Agreement, HGI is authorized to use the Fund's portfolio brokerage transactions to obtain research.

CONSIDERATION OF PROPOSED AGREEMENT

     At an in-person meeting held on February 22, 2007, the Board voted to approve the Proposed Agreement and to recommend that shareholders of the Fund vote to approve such agreement. The Board considered that the Prior Agreement had very recently been approved by the Board at its December 5, 2006 meeting and that the terms of the Prior Agreement were substantially similar to the Proposed Agreement. During the meeting, the Board met with representatives of the Advisor who explained the Transaction and the effect of the Transaction on the Fund. As part of their review, the Board considered: (i) the strategic reasons for the Transaction, as presented by the Advisor to the Board; (ii) that the portfolio management team to the Sub-Advisory Portfolio managed by HGI would remain in place after the Transaction; (iii) that HGI advised the Advisor that it did not anticipate any employee positions being affected by the Transaction, and that senior management and all investment staff would remain in place; (iv) that the Fund's total sub-advisory fees would not increase by virtue of the Proposed Agreement, but rather would remain the same, and the fact that the Advisor would continue to bear all sub-advisory fees; and (v) that the terms and conditions of the Proposed Agreement and the Prior Agreement are substantially similar.

     Based on the foregoing information, and the Board's conclusion that the factors it considered in approving the Prior Agreement had not changed, the Board, including a majority of the directors who are not "interested" persons, as defined in the 1940 Act, determined that the scope and quality of services to be provided to the Fund under the Proposed Agreement would be at least equivalent to the scope and quality of services provided under the Prior Agreement, and they approved, and recommended that shareholders approve, the Proposed Agreement.

     The Board was advised and assisted by counsel to the independent directors and fund counsel. No single factor, or group of factors, was deemed to be determinative by the Board in approving the Proposed Agreement. Instead, the Board based its decision on the totality of the information which it requested and reviewed.

     In the event that the shareholders do not approve the Proposed Agreement, the Board will consider what alternatives may then be available.

                              BOARD RECOMMENDATION

     THE BOARD RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE "FOR" APPROVAL OF THE PROPOSED AGREEMENT.

            PROPOSAL 2: TO APPROVE THE MANAGER-OF-MANAGERS STRUCTURE

                                   BACKGROUND

     As described above, pursuant to the investment advisory agreement between the Advisor and the Fund (the "Advisory Agreement"), the Advisor, subject to the supervision of the Board, serves as investment manager to the Fund. The Advisor is permitted under the Advisory Agreement, at its own expense, to select and contract with one or more sub-advisors to perform some or all of the services for the Fund for which the Advisor is responsible.

     If the Advisor delegates portfolio management duties to a sub-advisor, the 1940 Act requires that the sub-advisory agreement must be approved by Fund shareholders. Specifically, Section 15 of the 1940 Act makes it unlawful for any person to act as an investment advisor (including as a sub-advisor) to a mutual fund, except pursuant to a written contract that has been approved by shareholders. Therefore, to comply with Section 15 of the 1940 Act, the Fund must obtain shareholder approval in order to employ a new sub-advisor, replace an existing sub-advisor with a new sub-advisor, materially change the terms of a sub-advisory agreement, or continue the employment of an existing sub-advisor when that sub-advisory agreement terminates because of an assignment (as such term is defined under the 1940 Act) of the agreement.

     Because of the expense and delays associated with obtaining shareholder approval of sub-advisors and related sub-advisory agreements, many mutual fund investment advisors have requested and obtained orders from the SEC exempting them and the mutual funds they manage from certain requirements of Section 15 of the 1940 Act and the rules thereunder ("Orders"). Subject to the conditions delineated therein, the Orders permit mutual funds and their respective advisors to employ a manager-of-managers arrangement with respect to the funds, whereby the advisors may retain unaffiliated sub-advisors for the funds and change the terms of a sub-advisory agreement without first obtaining shareholder approval.

     In addition, on October 23, 2003, the SEC proposed Rule 15a-5 under the 1940 Act (the "Rule"). If adopted as proposed, the Rule would permit the Board and the Advisor to employ a manager-of-managers arrangement with respect to the Fund without obtaining an Order, provided that shareholders of the Fund approve the manager-of-managers arrangement prior to implementation. In addition, to rely upon Rule 15a-5, as proposed, would require that:

     - a new or modified sub-advisory contract not directly or indirectly increase the management and advisory fees charged to the fund or its shareholders;

     - the sub-advisor(s) retained to manage a fund be unaffiliated with the investment advisor, directors, trustees and officers of the investment advisor and the fund;

     - the investment advisor supervise and oversee the activities of the sub-advisor on behalf of the fund;

     - within 90 days of entering into a new sub-advisory contract, the fund to furnish its shareholders with an information statement that contains information about the sub-advisor and sub-advisory contract that would otherwise be contained in a proxy statement, except as modified to permit aggregate fee disclosure about the sub-advisory fee; and

     - a majority of the board not be interested persons, that those directors select and nominate any other disinterested directors, and that counsel to such board members be independent legal counsel (as defined in the rules under the 1940 Act).

     The Rule also permits the Fund to disclose in its Statement of Additional Information ("SAI") the aggregate compensation paid to sub-advisors, without disclosing separately the specific fees paid to each sub-advisor. Currently, specific fee information is required to be included both in proxy statements relating to approval of a new sub-advisory agreement and in a fund's SAI. Many sub-advisors charge for advisory services according to a predetermined fee schedule. While sub-advisors may be willing to negotiate fees lower than the predetermined fees, particularly with large institutional clients, they are reluctant to do so where the fees are disclosed to other prospective and existing customers. The ability to disclose the aggregate amount of sub-advisory fees paid to all sub-advisors, rather than to each sub-advisor, would encourage sub-advisors to negotiate lower sub-advisory fees with the Advisor.

     FAIF and the Advisor currently have pending with the SEC an application for an Order, the requirements of which are substantially similar to the requirements of the Rule. Employment of the manager-of-managers arrangement by the Advisor and the Fund is contingent upon (i) either receipt of an Order from the SEC or the adoption of the Rule by the SEC, and (ii) approval by the Fund's shareholders. Neither the Advisor, nor the Fund, can assure that the SEC will either grant an Order or adopt Rule 15a-5 as currently proposed. However, because the Board was calling the special shareholder meeting to seek shareholder approval of Proposal 1, the Board determined to seek shareholder approval of a manager-of-managers arrangement at the meeting to potentially avoid additional meetings and proxy solicitation costs in the future.

     Even if shareholders of the Fund approve this proposal, the manager-of managers structure would not become effective until the Fund obtains an Order from the SEC, or the SEC adopts proposed Rule 15a-5.

     APPLICATION OF THE PROPOSED MANAGER-OF-MANAGERS ARRANGEMENT BY THE FUND

     The proposed manager-of-managers arrangement would permit the Advisor, as the Fund's investment manager, to appoint and replace unaffiliated sub-advisors, and enter into and amend sub-advisory agreements with unaffiliated sub-advisors on behalf of the Fund without shareholder approval. The manager-of-managers arrangement is intended to enable the Fund to operate with greater efficiency and help the Fund enhance performance by allowing the Advisor to employ sub-advisors best suited to the needs of the Fund without incurring the expense and delays associated with obtaining shareholder approval of sub-advisors and related sub-advisory agreements. The Board has concluded that it is in the best interests of the Fund and its shareholders to adopt a "manager-of-managers" arrangement. A discussion of the factors considered by the Board is set forth in the section below entitled "Board Approval of Manager-of-Managers Arrangement."

     The process of seeking shareholder approval is administratively expensive, and may cause delays in executing changes that the Board and the Advisor have determined are necessary or desirable. These costs are often borne by the Fund (and therefore indirectly by the Fund's shareholders). If shareholders approve the policy authorizing a manager-of-managers arrangement for the Fund, the Board would be able to act more quickly and with less expense to the Fund to appoint an unaffiliated sub-advisor, in instances in which the Board and the Advisor believe that the appointment would be in the best interests of the Fund and its shareholders.

     In the absence of shareholder approval of new sub-advisory agreements and amendments to existing sub-advisory agreements under the proposed manager-of-managers arrangement, the Board would continue to oversee the sub-advisor selection process to help ensure that the interests of shareholders are protected whenever the Advisor would seek to select a sub-advisor or modify a sub-advisory agreement. Specifically, the Board would evaluate and approve all sub-advisory agreements as well as any modification to an existing sub-advisory agreement. In reviewing new sub-advisory agreements or modifications to existing sub-advisory agreements, the Board will analyze all factors that it considers to be relevant to its determination, including the sub-advisory fees, the nature, quality and scope of services to be provided by the sub-advisor, the investment performance of the assets managed by the sub-advisor in the particular style for which a sub-advisor is sought, as well as the sub-advisor's compliance with federal securities laws and regulations.

     Furthermore, operation of the Fund under the proposed manager-of-managers arrangement would not: (i) permit investment management fees paid by a Fund to the Advisor to be increased without shareholder approval, or (ii) diminish the Advisor's responsibilities to the Fund, including the Advisor's overall responsibility for the portfolio management services furnished by a sub-advisor. Until receipt of an Order from the SEC and/or the adoption of the Rule, the Advisor will only enter into new or amended sub-advisory agreements with shareholder approval, to the extent required by applicable law.

     Under the manager-of-managers arrangement, shareholders would receive notice of, and information pertaining to, any new sub-advisory agreement or any material change to a sub-advisory agreement. In particular, shareholders would receive the same information about a new sub-advisory agreement and a new sub-advisor that they would receive in a proxy statement related to their approval of a new sub-advisory agreement in the absence of a manager-of-managers arrangement, except that the Fund would not be required to provide specific disclosure concerning the sub-advisory fees which are paid to individual sub-advisors which are not affiliated with the Advisor. In each case, shareholders will receive such notice and information within the timeframe required by the Order or Rule, as applicable.

     Consistent with the conditions contained in Orders granted by the SEC and the proposed Rule, the Fund's Advisory Agreement explicitly provides that the Advisor is required to supervise and oversee the activities of a sub-advisor on behalf of the Fund.

     If Proposal 2 is not approved by the shareholders of the Fund, shareholder approval would continue to be required for the Advisor to enter into new or materially amended sub-advisory agreements with respect to the Fund.

                BOARD APPROVAL OF MANAGER-OF-MANAGERS ARRANGEMENT

     At a meeting held February 22, 2006, the Board, including the independent directors, unanimously approved the filing by FAIF and the Advisor of the Order described above, which would permit the Fund, contingent upon shareholder approval, to use a manager-of-managers structure. The Board determined that (i) it would be in the best interest of Fund shareholders for the Board to have the ability, without seeking shareholder approval, to approve the Advisor's entering into and materially amending sub-advisory agreements, inasmuch as this would avoid the expense and delay otherwise associated with adding or changing subadvisers and with changing contractual arrangements with subadvisers, and (ii) it would be in the best interest of Fund shareholders for the Fund not to provide specific disclosure to shareholders and prospective shareholders concerning the sub-advisory fees which are paid to individual sub-advisors which are not affiliated with the Advisor, inasmuch as this might enable the Advisor to negotiate discounts from such sub-advisors' "posted" fee rates which would not be available if such disclosure were required. By written action dated __________, the Board recommended that shareholders approve the use of a manager-of-managers structure, contingent upon either receipt of the Order described above or the adoption of Rule 15a-5 by the SEC, and called a meeting for the purposes of voting on that proposal.

                              BOARD RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE "FOR" APPROVAL OF THE MANAGER-OF-MANAGERS STRUCTURE.

                         VOTE REQUIRED FOR EACH PROPOSAL

     Approval of each proposal requires the favorable vote of a majority of the outstanding shares of the Fund, as defined in the 1940 Act, which means the lesser of the vote of (i) 67% of the shares of the Fund present at a meeting where more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (ii) more than 50% of the outstanding shares of the Fund.

                      ADDITIONAL INFORMATION ABOUT THE FUND

     As of April 4, 2007, all directors and officers as a group owned less than 1% of the outstanding shares of the Fund. As of that date, the following persons were known to Fund management to be the beneficial owners of 5% or more of the Fund.

Name and Address                Number of
of Beneficial Owner   Class   Shares Owned   Percent of Class
-------------------   -----   ------------   ----------------


                    ADDITIONAL INFORMATION ABOUT THE ADVISOR

     The Advisor provides investment management services to individuals and institutions, including corporations, foundations, pensions, and retirement plans. As of December 31, 2006, the Advisor and its affiliates had more than $100 billion in assets under management, including investment company assets of more than $74 billion. The Advisor is a wholly owned subsidiary of U.S. Bank National Association ("U.S. Bank"), 800 Nicollet Mall, Minneapolis, Minnesota 55402, a national banking association that has professionally managed accounts for individuals, insurance companies, foundations, commingled accounts, trust funds, and others for over 75 years. U.S. Bank is a subsidiary of U.S. Bancorp, 800 Nicollet Mall, Minneapolis, Minnesota 55402, which is a regional multi-state bank holding company headquartered in Minneapolis, Minnesota that primarily serves the Midwestern, Rocky

Mountain and Northwestern states. U.S. Bancorp also has various other subsidiaries engaged in financial services. At December 31, 2006, U.S. Bancorp and its consolidated subsidiaries had consolidated assets of more than $219 billion, consolidated deposits of more than $124 billion and shareholders' equity of $21.2 billion.

                        ADDITIONAL INFORMATION ABOUT HGI

     The name and principal occupation of the principal executive officer and each director of HGI are set forth below. The address of each such individual is that of HGI. None of the officers or directors of the Fund are officers, directors, or employees of HGI or any of its affiliates.

Name                   Principal Occupation
----                   --------------------
Thomas L. Hansberger   Chairman and Director of HGI; Chairman of Hansberger;
                       Director of HGI (HK) Ltd.; General Partner of SLW
                       Family LP

Ronald W. Holt, Jr.    President and Chief Executive Officer of HGI

Wesley E. Freeman      Director/Managing Director of Institutional Marketing of
                       HGI

     The table below sets forth information regarding funds for which HGI acts as investment advisor or sub-advisor that have an investment objective similar to the investment objective of the Fund.

                                                          Contractual Annual Rates of
                                                          Compensation to Hansberger
                          Net Assets of the Fund             (based on each Fund's             Advisor or
Fund                     as of December 31, 2006           average daily net assets)          Sub-Advisor
----                     -----------------------   ----------------------------------------   -----------
Hansberger                    $309.3 million       1.00% on all assets(1)                       Advisor
Institutional Series -
Emerging Markets
Fund

Hansberger                     $60.9 million       0.75% on all assets(1)                       Advisor
Institutional Series -
International Core
Fund

Hansberger                    $569.2 million       0.75% on all assets(1) (2)                   Advisor
Institutional Series -
International Growth
Fund

Hansberger                    $289.9 million       0.75% on all assets(1)                       Advisor
Institutional Series -
International Value
Fund

Hansberger                    $169.7 million       0.45% of the first $200 million            Sub-Advisor
International Fund                                 0.40% of amounts over $200 million

IXIS Equity                  $5.0 million(3)       0.45% of the first $250 million            Sub-Advisor
Diversified Portfolio                              0.40% of amounts over $250 million

IXIS Moderate                $12.9 million(3)      0.45% of the first $250 million            Sub-Advisor
Diversified Portfolio                              0.40% of amounts over $250 million

ING International             $57.9 million        0.45% of the first $500 million            Sub-Advisor
Capital Appreciation                               0.40% of the next $500 million
Fund                                               0.35% of assets in excess of $1 billion

                                                          Contractual Annual Rates of
                                                          Compensation to Hansberger
                          Net Assets of the Fund             (based on each Fund's             Advisor or
Fund                     as of December 31, 2006           average daily net assets)          Sub-Advisor
----                     -----------------------   ----------------------------------------   -----------
Pacific Capital              $219.7 million        0.60% of the first $75 million             Sub-Advisor
International Stock                                0.35% of assets in excess of $75 million
Fund

MTB International             $57.4 million        0.60% on all assets                        Sub-Advisor
Equity Fund

Vanguard International       $3.0 billion(3)       0.475% of the first $50 million            Sub-Advisor
Value Fund                                         0.15% of the next $450 million
                                                   0.12% of the next $500 million
                                                   0.11% of assets over $1 billion
                                                   The above "basic" fee is adjusted up or
                                                   down depending on the cumulative
                                                   investment performance of the fund
                                                   relative to its benchmark

IXIS Hansberger                $45.4 million       0.70% on all assets                        Sub-Advisor
Global Emerging
Markets Fund

IXIS Hansberger                $29.4 million       0.70% on all assets                        Sub-Advisor
Emerging Latin
American Fund

IXIS Hansberger                $29.4 million       0.70% on all assets                        Sub-Advisor
Emerging Latin
American Fund

----------
(1) HGI has provided a letter agreement to the International Value Fund, Emerging Markets Fund, International Growth Fund and International Core Fund whereby Hansberger will waive a portion of its management fee (and, to the extent necessary, bear other expenses) if total expenses, not including brokerage, interest, taxes, deferred organizational and extraordinary expenses, exceed 1.00% and 1.15% (1.25% and 1.40% for the Emerging Markets
     Fund) for the Institutional and Advisor Class shares of each Fund, respectively.

(2) HGI has voluntarily agreed to provide a breakpoint in the advisory fee of the International Growth Fund such that Hansberger will reduce its management fee from 0.75% to 0.70% on the combined assets of the International Growth Fund and the ING International Capital Appreciation Fund (a registered fund that is sub-advised by Hansberger). This breakpoint may be discontinued at any time. Hansberger does not have a present intent of discontinuing the breakpoint as a result of the Transaction.

(3) HGI only manages a portion of this Fund's assets and other sub-advisors manage the remaining portions of the Funds' assets. This amount reflects the net assets of the portfolio that are managed by HGI.

     HGI's investment process begins with a series of quantitative screens that identify those companies with superior growth characteristics, including superior profitability, secular growth, sustainable competitive advantage, and strong capital structure. These screens are intended to identify those companies that have consistently been industry and market leaders. The result is HGI's "Star List" of companies. The Star List companies are then rated based on their relative valuation and relative price momentum. Securities are then selected from the Star List on the basis of fundamental company-by-company analysis conducted on the top 100 to 125 stocks in the Star List. This fundamental analysis is meant to identify factors overlooked in the quantitative process, including the company's product line, management, market share, product distribution and other elements that are prerequisites to the company's success and staying power within its market. HGI generally sells a security if HGI's price target is met, the company's fundamentals change, or if the portfolio is fully invested and a better investment opportunity arises.

     The following individuals have been primarily responsible, since the Fund's inception in December 2006, for the day-to-day management of the Sub-Advisory Portfolio managed by HGI: Thomas R. H. Tibbles, CFA, Barry A. Lockhart, CFA, Trevor Graham, CFA, and Patrick Tan.

     - Mr. Tibbles joined HGI in 1999 as Managing Director of Canada. Prior to joining HGI, he was head of the Global Equity Team at Indago Capital Management in Toronto, which was an affiliate of Canada Life. He began his career in the investment industry in 1986.

     - Mr. Lockhart joined HGI in 1999 and serves as Senior Vice President. Prior to joining HGI, he was a portfolio manager of foreign equity securities for Indago Capital Management. He began his career in the investment industry in 1989.

     - Mr. Graham joined HGI in 2004 and serves as Vice President, Research. Prior to joining HGI, he maintained several different positions, including portfolio management and fundamental analyst for Phillips, Hager & North Investment Management Ltd., where he was employed from 1996 to 2004.

     - Mr. Tan, Research Analyst, joined HGI in 1999. Prior to joining HGI, he was an Analyst at Indago Capital Management from July 1997 to March 1999. He has more than five years of investment-related experience.

Mr. Tibbles, as team leader, has ultimate authority and veto power over all buy and sell decisions. All team members are responsible for research coverage which is assigned by global industry sectors, recommending stocks and recommending subsequent buy and sell decisions.

                              SHAREHOLDER PROPOSALS

     The Fund is not required to hold annual shareholder meetings. Since the Fund does not hold regular meetings of shareholders, the anticipated date of the next shareholder meeting cannot be provided. To be considered for inclusion in the proxy statement for any subsequent meeting of shareholders, a shareholder proposal must be submitted a reasonable time before the proxy statement for the meeting is mailed. Whether a proposal is included in the proxy statement will be determined in accordance with applicable federal and state laws. The timely submission of a proposal does not guarantee its inclusion.

                                        By order of the Board of Directors,


                                        ----------------------------------------
                                        Kathleen L. Prudhomme
                                        Secretary

April 16, 2007

                                                                       EXHIBIT A

                        INVESTMENT SUB-ADVISORY AGREEMENT

                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                            INTERNATIONAL SELECT FUND

     THIS AGREEMENT is made as of the 22nd day of February, 2007, between FAF Advisors, Inc., a Delaware corporation (the "Advisor") and Hansberger Global Investors, Inc., a Delaware corporation (the "Sub-Advisor").

     WHEREAS, the Advisor acts as the investment advisor for International Select Fund (the "Fund"), a series of First American Investment Funds, Inc. ("FAIF"), pursuant to an investment advisory agreement between the Advisor and FAIF (the "Advisory Agreement");

     WHEREAS, the Advisor is responsible for the day-to-day management of the Fund and for the coordination of the investment of the Fund's assets in portfolio securities;

     WHEREAS, specific portfolio purchases and sales for all or a portion of the Fund's assets may be made by one or more sub-advisors selected and appointed by the Advisor, subject to the pre-approval of the Board of Directors of FAIF (the "Board");

     WHEREAS, the Advisor and the Sub-Advisor entered into an Investment Sub-Advisory Agreement, dated as of November 27, 2006, (the "Prior Agreement"), whereby the Advisor retained the Sub-Advisor to act as investment sub-advisor for that portion of the Fund's assets that the Advisor has determined to allocate to the Sub-Advisor, and the Sub-Advisor has been rendering such services to the Fund pursuant to the terms and conditions set forth in the Prior Agreement;

     WHEREAS, Hansberger Group, Inc. ("Hansberger"), the parent company of the Sub-Advisor, is a party to a certain Stock Purchase Agreement, dated as of November 15, 2006 (the "Stock Purchase Agreement"), by and between Hansberger, certain stockholders of Hansberger and IXIS Asset Management US Group, L.P ("IXIS");

     WHEREAS, pursuant to the Stock Purchase Agreement, IXIS, currently a minority stockholder of Hansberger, will acquire a majority of the issued and outstanding capital stock of Hansberger;

     WHEREAS, the closing of the proposed transactions contemplated by the Stock Purchase Agreement will result in an assignment of the Prior Agreement for purposes of the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, pursuant to the terms of the Prior Agreement, the Prior Agreement will terminate upon an assignment of the Prior Agreement for purposes of the 1940 Act;

     WHEREAS, effective upon the closing of the transactions contemplated by the Stock Purchase Agreement (the "Effective Date"), the Prior Agreement will terminate and be of no further force and effect and this Agreement will become effective;

     WHEREAS, in the event that this Agreement has not been approved by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act) before the assignment, Rule 15a-4 permits the Sub-Advisor to continue to provide services to the Fund for a period of 150 days after the Effective Date, subject to certain conditions; and

     WHEREAS, the Board of Directors of FAIF has approved this Agreement and the Sub-Advisor is willing to furnish such services upon the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained herein, the parties agree as follows:

     1. Appointment of Sub-Advisor. The Advisor desires to engage and hereby appoints the Sub-Advisor to act as investment sub-advisor for that portion of the assets of the Fund that the Advisor determines to allocate to the Sub-Advisor from time to time (referred to herein as the "Sub-Advisory Portfolio"). The Sub-Advisor accepts the appointment and agrees to furnish the services described herein for the compensation set forth below.

     2. Duties of Sub-Advisor.

     The Sub-Advisor is hereby employed and authorized to conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the assets in the Sub-Advisory Portfolio. In connection therewith, the Sub-Advisor will (a) make investment decisions for the Sub-Advisory Portfolio;
(b) place purchase and sale orders for portfolio transactions in the Sub-Advisory Portfolio; and (c) employ professional portfolio managers and securities analysts to provide research services relating to the Sub-Advisory Portfolio. Subject to the supervision of the Board and the Advisor, the Sub-Advisor will manage the assets in the Sub-Advisory Portfolio in accordance with (a) the Fund's investment objective(s), policies and restrictions stated in the Prospectus, the SAI and the Charter Documents (as such terms are defined below), (b) the Guidelines (as such term is defined below), and (c) applicable laws and regulations. In managing the Sub-Advisory Portfolio, the Sub-Advisor will not consider any other securities, cash or other investment the Fund owns. The duties of the Sub-Advisor with respect to the Sub-Advisory Portfolio shall be confined to those set forth herein.

     The Advisor has furnished to the Sub-Advisor the Fund's compliance procedures pursuant to Rules 10f-3, 17a-7, and 17e-1 under the 1940 Act) (collectively, the "Compliance Procedures"), the Articles of Incorporation and Bylaws of FAIF, each as amended to date (the "Charter Documents"), the currently effective prospectus (the "Prospectus") and statement of additional information (the "SAI") of the Fund, the resolution of the Board approving the form of this Agreement, the resolution of the Board selecting the Advisor as investment advisor to the Fund and approving the form of the Advisory Agreement, the resolution adopted by the initial shareholder of the Fund approving the form of Advisory Agreement, and the Advisory Agreement. The Advisor agrees, on an ongoing basis, to provide to the Sub-Advisor, as promptly as practicable, copies of all amendments and supplements to the Compliance Procedures, the Prospectus and the SAI and amendments to the Charter Documents. The Advisor has furnished to the Sub-Advisor all written guidelines (the "Guidelines") setting forth additional operating policies and procedures, including any limitations on the types of securities and other investment products in which the Fund is permitted to invest or on investment activities in which the Fund is permitted to engage. The Advisor retains the right, on prior written notice to the Sub-Advisor, to modify the Guidelines at any time and in any manner. The Sub-Advisor shall either comply with the amended Guidelines in accordance with a reasonable timeline agreed upon by the Advisor and Sub-Advisor or terminate this Agreement in accordance with Section 11 below.

     3. Brokerage. In selecting brokers or dealers to execute transactions on behalf of the Fund, the Sub-Advisor will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Advisor will consider factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Advisor is authorized to consider brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934, as amended). The Sub-Advisor will not execute any portfolio transactions with a broker or dealer which is an "affiliated person" (as defined in the 1940
Act) of the Sub-Advisor or the Advisor, except pursuant to the Board's approved 17e-1 Policies and Procedures for affiliated brokerage transactions. The Advisor will provide the Sub-Advisor with a list of brokers and dealers that are "affiliated persons" of the Advisor.

     4. Proxy Voting. The Sub-Advisor shall vote all proxies with respect to securities held in the Sub-Advisory Portfolio in accordance with the Sub-Advisor's proxy voting guidelines and procedures in effect from time to time. In the event material changes are made to such proxy voting guidelines, the Sub-Advisor agrees to provide the Advisor with a copy of the revised proxy voting guidelines. The Advisor agrees to instruct the Fund's custodian to forward all proxy materials and related shareholder communications to the Sub-Advisor promptly upon receipt. The Sub-Advisor agrees to promptly inform the Advisor and the Fund of any conflict of interest of which the Sub-

Advisor is aware that the Sub-Advisor has in voting proxies with respect to securities held in the Sub-Advisory Portfolio. The Sub-Advisor shall not be liable with regard to voting of proxies or other corporate actions if the proxy materials and related communications are not received in a timely manner.

     5. Information Provided to the Advisor.

     (a) The Sub-Advisor will keep the Advisor informed of developments materially affecting the Fund and will, on its own initiative, furnish the Advisor from time to time with whatever information the Sub-Advisor believes is appropriate for this purpose.

     (b) The Sub-Advisor will confer with the Advisor as the Advisor may reasonably request regarding the investment and management of the Sub-Advisory Portfolio. The Sub-Advisor will not advise the Advisor or act for the Advisor or the Fund in any legal proceedings, including bankruptcies or class actions, involving securities in the Sub-Advisory Portfolio or the issuers of the securities.

     (c) The Sub-Advisor agrees to comply with all reporting requirements that the Board or the Advisor reasonably adopt and communicate to the Sub-Advisor in writing, including reporting requirements related to performance of the Sub-Advisory Portfolio, brokerage practices, and proxy voting.

     (d) The Sub-Advisor agrees to furnish the information requested of the Sub-Advisor, as set forth in the Fund's Valuation Policies and Procedures, as currently existing or hereafter modified, including, without limitation, advising the Advisor as soon as practicable of any "significant event" (as defined in the Valuation Policies and Procedures) relating to, or affecting the value of, any security or other asset held in the Sub-Advisory Portfolio. A copy of the current Valuation Policies and Procedures is attached as Exhibit A. The Advisor agrees to notify the Sub-Advisor of any modification to the Valuation Policies and Procedures applicable to the Sub-Advisor in a timely manner.

     (e) The Sub-Advisor has provided the Advisor with a true and complete copy of its compliance policies and procedures that are reasonably designed to prevent violations of the "federal securities laws" (as such term is defined in Rule 38a-1 under the 1940 Act) and Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the "Advisers Act") (the "Sub-Advisor Compliance Policies"). The Sub-Advisor's chief compliance officer (the "Sub-Advisor CCO") shall provide to FAIF's Chief Compliance Officer (the "FAIF CCO") or his or her delegate, promptly (and in no event more than 10 business days) after the occurrence of the triggering event, the following:

     (i) a report of any material changes to the Sub-Advisor Compliance
     Policies;

     (ii) a report of any "material compliance matters," as defined by Rule 38a-1 under the 1940 Act, that have occurred in connection with the Sub-Advisor Compliance Policies;

     (iii) a copy of a summary of the Sub-Advisor CCO's report with respect to the annual review of the Sub-Advisor Compliance Policies pursuant to Rule 206(4)-7 under the Advisers Act; and

     (iv) an annual (or more frequently as the FAIF CCO may request) certification regarding the Sub-Advisor's compliance with Rule 206(4)-7 under the Advisers Act and Section 38a-1 under the 1940 Act as well as the foregoing sub-paragraphs (i) - (iii).

     (f) The Sub-Advisor will timely notify the Advisor of any material violations by the Sub-Advisor of the Fund's investment policies or restrictions, the Guidelines, or any applicable law or regulation.

     6. Standard of Care. The Sub-Advisor shall exercise its best judgment in rendering the services described in paragraphs 2, 3 and 4 above. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or the Advisor in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Advisor's part in the performance of its duties or from reckless disregard by the Sub-Advisor of its obligations and duties under this

Agreement (each such act or omission shall be referred to as "Disqualifying Conduct"). Neither the Sub-Advisor nor its members, partners, officers, employees and agents shall be liable to the Advisor, the Fund, its shareholders or any other person (a) for the acts, omissions, errors of judgment or mistakes of law of any other fiduciary or other person with respect to the Fund or (b) for any failure or delay in performance of the Sub-Advisor's obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     The Sub-Advisor does not guarantee the future performance of the Sub-Advisory Portfolio or any specific level of performance, the success of any investment decision or strategy that the Sub-Advisor may use, or the success of the Sub-Advisor's overall management of the Sub-Advisory Portfolio. The Advisor understands that investment decisions made for the Fund by the Sub-Advisor are subject to various market, currency, economic, political and business risks, and that those investment decisions will not always be profitable.

     7. Compensation.

     (a) In consideration of the services rendered pursuant to this Agreement, the Advisor will pay the Sub-Advisor on the fifth business day of each month a fee for the previous month according to the attached Schedule A; provided that, until this Agreement has been approved in accordance with Section 11(a) hereof, such compensation shall be payable to an interest bearing escrow account with the Fund's custodian bank. The fee for the period from the date of this Agreement to the end of the calendar month shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Advisor, the value of the net assets of the Sub-Advisory Portfolio shall be computed at the times and in the manner specified in the Prospectus and/or the SAI.

     (b) With respect to compensation paid to the escrow account described in
Section 7(a) hereof, if this Agreement is approved in accordance with Section 11(a) hereof, the amount in such escrow account with respect to the Fund shall be paid to the Sub-Advisor on the date of such approval. If this Agreement is not approved in accordance with Section 11(a) hereof, the Sub-Advisor shall be paid, out of such escrow account, the lesser of (i) any costs reasonably incurred by the Sub-Advisor in performing this Agreement, as approved by the Board of Directors of FAIF (the "Board"), plus interest earned on that amount while in escrow, or (ii) the total amount in such escrow account (plus interest accrued thereon).

     8. Expenses. The Sub-Advisor will bear all of its expenses in connection with the performance of its services under this Agreement. All other expenses to be incurred in the operation of the Fund will be borne by the Fund, except to the extent specifically assumed by the Sub-Advisor. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, brokerage fees and commissions, directors' fees, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and SAIs for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

     9. Services to Other Companies or Accounts. The Advisor understands that the Sub-Advisor now acts, will continue to act and may act in the future as investment advisor to fiduciary and other managed accounts and as investment advisor to other investment companies, and the Advisor has no objection to the Sub-Advisor so acting, provided that whenever the Sub-Advisory Portfolio and one or more other accounts or investment companies advised by the Sub-Advisor have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a methodology believed to be equitable to each entity. The Sub-Advisor agrees to similarly allocate opportunities to sell securities. The Advisor recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Fund. In addition, the Advisor understands that the persons employed by the Sub-Advisor to assist in the performance of the Sub-Advisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Advisor or any affiliate of the Sub-Advisor to engage in and devote time and attention to other business or to render services of whatever kind or nature.

     10. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records which it specifically maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund copies of any of such records upon the Fund's or the Advisor's request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records relating to its activities hereunder required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records relating to its activities hereunder required by Rule 204-2 under the Advisors Act for the period specified in said Rule.

     11. Term of Agreement.

     (a) This Agreement shall take effect on the Effective Date. In the event that the Effective Date has not occurred on or before June 1, 2007, this Agreement shall be void ab initio and neither the Sub-Advisor nor the Advisor shall have any rights, duties or obligations hereunder. Unless this Agreement has been approved by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), this Agreement shall terminate one hundred fifty
(150) days after the Effective Date. During this period, this Agreement is terminable (i) at any time without penalty on 10 days' notice by the Advisor, by the Sub-Advisor or the Board or (ii) by vote of the lesser of (A) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares are present in person or by proxy, or (B) more than 50% of the outstanding shares of the Fund.

     (b) If this Agreement is approved in accordance with Section 11(a) hereof, then unless sooner terminated, this Agreement shall continue in effect for a period of two years from the Effective Date. Thereafter, this Agreement shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board in the manner required by the 1940 Act. This Agreement is terminable, without penalty, on 60 days' written notice (the date of termination may be less than 60 days after the written notice of termination so long as the duration of the notice period is agreed upon by the Advisor and Sub-Advisor) by the Advisor, by FAIF's Board, by vote of a majority of the Fund's outstanding voting securities, or by the Sub-Advisor, and will immediately terminate upon termination of the Advisory Agreement. This Agreement also will terminate automatically in the event of its assignment (as defined in the 1940 Act).

     12. Trade Settlement at Termination. Termination will be without prejudice to the completion of any transaction already initiated. On, or after, the effective date of termination, the Sub-Advisor shall be entitled, without prior notice to the Advisor or the Fund, to direct the Fund's custodian to retain and/or realize any assets of the Fund as may be required to settle transactions already initiated. Following the date of effective termination, any new transactions will only be executed by mutual agreement between the Advisor and the Sub-Advisor.

     13. Indemnification.

     (a) The Advisor agrees to indemnify and hold harmless the Sub-Advisor and its members, partners, officers, employees, agents, successors and assigns (each a "Sub-Advisor Indemnified Person") from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses) to which any Sub-Advisor Indemnified Person may become subject as a result of the Advisor's material breach of this Agreement or as a result of the Advisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder or violation of applicable law; provided, however, that no Sub-Advisor Indemnified Person shall be indemnified for any claim, loss, liability or damage that may be sustained as a result of the Sub-Advisor's Disqualifying Conduct.

     (b) The Sub-Advisor agrees to indemnify and hold harmless the Advisor and the Fund and their respective shareholders, members, partners, directors, officers, employees, agents, successors and assigns (each an "Advisor Indemnified Person") from and against any and all claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) to which any Advisor Indemnified Person may become subject as a result of the Sub-Advisor's material breach of this Agreement or as a result of the Sub-Advisor's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder or violation of applicable law; provided, however, that no Advisor Indemnified Person shall be indemnified for any claim, loss, liability or damage that may be sustained as a result of the Advisor's Disqualifying Conduct.

     14. Delegation to Third Parties. Except where prohibited by applicable law or regulation, the Sub-Advisor may delegate or may employ a third party to perform any accounting, administrative, reporting and ancillary services required to enable the Sub-Advisor to perform its functions under this Agreement. Notwithstanding any other provision of the Agreement, the Sub-Advisor may provide information about the Advisor and the Fund to any such third party for the purposes of this paragraph, provided that the third party is subject to a confidentiality agreement that specifically prevents the misuse of any such information, including portfolio holdings. The Sub-Advisor will act in good faith and with due diligence in the selection, use and monitoring of third parties and shall be solely responsible for any loss, mistake, gross negligence or misconduct caused by such third party.

     15. Disclosure.

     (a) Neither the Advisor, on its own behalf or on behalf of the Fund, or the Sub-Advisor shall disclose information of a confidential nature acquired in consequence of this Agreement, except for information that they may be entitled or bound to disclose by law, regulation or that is disclosed to their advisors where reasonably necessary for the performance of their professional services or, in the case of the Sub-Advisor, as permitted in accordance with Section 14 of this Agreement.

     (b) Notwithstanding the provisions of Subsection 15(a), to the extent that any market counterparty with whom the Sub-Advisor deals requires information relating to the Fund (including, but not limited to, the identity of the Advisor or the Fund and market value of the Fund), the Sub-Advisor shall be permitted to disclose such information to the extent necessary to effect transactions on behalf of the Fund in accordance with the terms of this Agreement.

     (c) Notwithstanding the provisions of Subsections 15(a) and 15(b), the Sub-Advisor acknowledges that the Advisor and the Fund intend to rely on Rule 17a-7, Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Sub-Advisor hereby agrees that it (i) shall not consult with any other Sub-Advisor to the Fund with respect to transactions in securities for the Sub-Advisory Portfolio or any other transactions of Fund assets and (ii) will provide advice and otherwise perform services hereunder exclusively with respect to the Sub-Advisory Portfolio of the Fund.

     16. Instruction to Custodian. The Sub-Advisor shall not have control of the investments or cash, including the investment of such cash, in the Fund but shall have authority to issue to the Fund's custodian such instructions as it may consider appropriate in connection with the settlement of any transaction relating to the Sub-Advisory Portfolio that it has initiated. In addition, the Fund's custodian shall be responsible for executing all foreign exchange transactions made or required to be made in conjunction with settling the purchase and sale of securities in the Sub-Advisory Portfolio. The Advisor shall ensure that the Fund's custodian is obliged to comply with any instructions of the Sub-Advisor given in accordance with this Agreement. The Sub-Advisor will not be responsible for supervising the Fund's custodian.

     17. Anti-Money Laundering. The Advisor, on its own behalf and on behalf of the Fund, confirms that where it is acting as principal or where it is acting on behalf of another person (notwithstanding that it enters into this Agreement and any transactions as principal), it is in compliance with the anti-money laundering regulations that apply to it. The Advisor shall provide any document or information to the Sub-Advisor that the Sub-Advisor may request for complying with its own anti-money laundering regulations.

     18. Representations and Warranties.

     (a) The Advisor represents and warrants to the Sub-Advisor that the
Advisor:

          (i) has full power and authority to appoint the Sub-Advisor to manage the Fund in accordance with the terms of this Agreement; and

          (ii) this Agreement is valid and has been duly authorized by appropriate action of the Advisor, the Board and the Fund's shareholders, does not violate any obligation by which the Advisor is bound, and when so executed and delivered, will be binding upon the Advisor in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and general principles of equity.

     (b) The Sub-Advisor represents and warrants to the Advisor that the Sub-Advisor:

          (i) is registered as an "investment adviser" under the Advisers Act;

          (ii) is not currently the subject of, and has not been the subject of during the last three (3) years, any enforcement action by a regulator; and

          (iii) maintains insurance coverage in an appropriate amount and shall upon request provide to the Advisor any information it may reasonably require concerning the amount of or scope of such insurance.

     19. Miscellaneous.

     (a) Notices. All notices provided for by this Agreement shall be in writing and shall be deemed given when received, against appropriate receipt, by the President with a copy to the General Counsel in the case of the Sub-Advisor and the Advisor's General Counsel in the case of the Advisor, or such other person as a party shall designate by notice to the other parties.

     (b) Amendment. This Agreement may be amended at any time, but only by written agreement between the Advisor and the Sub-Advisor, which amendment must be approved by the Board in the manner required by the 1940 Act.

     (c) Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior agreement among the parties relating to the subject matter hereof.

     (d) Severability. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     (e) Headings. The paragraph headings of this Agreement are for convenience of reference and do not constitute a part hereof.

     (f) Governing Law. This Agreement shall be governed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws.

     (g) Use of Sub-Advisor's Name. The Fund and the Advisor agree to submit any proposed sales literature that mentions the Sub-Advisor (other than identifying the Sub-Advisor as Sub-Advisor to the Fund) to the Sub-Advisor for review prior to use and the Sub-Advisor agrees to promptly review such materials by a reasonable and appropriate deadline. The Advisor agrees to cause the Advisor and the Fund's distributor to promptly review all such sales literature for compliance with relevant requirements, to promptly advise the Sub-Advisor of any deficiencies contained in such sales literature, and to promptly file complying sales literature with the relevant regulatory authorities. Neither the Advisor, nor the Fund nor any affiliate of the foregoing will use the registered trademarks, service marks, logos, names or any other proprietary designations of Sub-Advisor, its subsidiaries and/or affiliates (collectively, "Sub-Advisor Marks") in any advertising or promotional materials without Sub-Advisor's prior written approval, which will not be unreasonably withheld. Advisor and Sub-Advisor will work together to develop mutually agreeable standards and procedures for the review of materials bearing Sub-Advisor Marks to facilitate the efficient creation and use of such advertising or promotional materials.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

                                        FAF Advisors, Inc.


                                        By: /s/ Joseph M. Ulrey, III
                                            ------------------------------------
                                        Name: Joseph M. Ulrey, III
                                        Title: Chief Financial Officer


                                        Hansberger Global Investors, Inc.


                                        By: /s/ Ronald W. Holt, Jr.
                                            ------------------------------------
                                        Name: Ronald W. Holt, Jr.
                                        Title: President

                                   SCHEDULE A

     Pursuant to Section 7, the Advisor shall pay the Sub-Advisor compensation for services rendered to the Fund, calculated daily and paid monthly, at the annual rates set forth in the following table. Such rates are based on the average daily net assets of the Sub-Advisory Portfolio.

SUB-ADVISORY PORTFOLIO ASSETS   FEE PER ANNUM
-----------------------------   -------------
First $100 million                  0.45%
Next $325 million                   0.40%
Next $112.5 million                 0.35%
Over $537.5 million                 0.30%

                      FIRST AMERICAN INVESTMENT FUNDS, INC.
                                800 Nicollet Mall
                          Minneapolis, Minnesota 55402

                           THIS PROXY IS SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Charles D. Gariboldi, Kathleen L. Prudhomme, Jeffery M. Wilson and Richard J. Ertel, or any one of them, as proxies of the undersigned, with full power of substitution, to vote all shares of International Select Fund (the "Fund") held by the undersigned on April 4, 2007, at a special shareholders meeting of the Fund, to be held at the offices of FAF Advisors, Inc., located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, on May 17, 2007, at 10:00 a.m., Central time, and at any adjournment thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. Receipt of the notice of special meeting and the accompanying proxy statement is hereby acknowledged.

This proxy will be voted as instructed on the matters set forth below. It is understood that if no choice is specified, this proxy will be voted "FOR" such item. Upon all other matters the proxies shall vote as they deem in the best interests of the Fund.

     1. To approve an investment sub-advisory agreement between FAF Advisors, Inc. and Hansberger Global Investors, Inc. with respect to the Fund.

          [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

     2. To authorize a "manager-of-managers" structure for the Fund whereby FAF Advisors, Inc., under certain circumstances, will be able to hire and replace sub-advisors to the Fund without obtaining shareholder approval.

          [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

Please sign, date and return promptly in the enclosed envelope.

Note: Please sign exactly as your name appears on this proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.

Dated: ____________________, 2007


----------------------------------------
Signature(s) (Title(s), if applicable)

You may also vote by touch tone phone or the Internet. Call toll free 1-888-221-0697 or access www.proxyweb.com. See the enclosed insert for further instructions on voting by phone or Internet.

                             YOUR VOTE IS IMPORTANT!

                          PLEASE VOTE YOUR PROXY TODAY!

You have four easy ways to vote - please read the accompanying proxy statement and choose the method that's most convenient for you.

     - VOTE BY TELEPHONE. Call our toll-free dedicated voting number 1-888-221-0697. The voting site is open 24 hours a day, 7 days a week. For each proxy card received, enter the CONTROL NUMBER printed on the card and follow the recorded instructions. Your vote will be confirmed at the end of the call.

     - VOTE ON THE INTERNET. Log on to our Internet voting web site - WWW.PROXYWEB.COM and enter your CONTROL NUMBER. Follow the on-screen instructions. Vote each proxy card received separately. You may request an e-mail confirmation of your vote.

     - VOTE BY MAIL. Simply vote and sign the enclosed proxy card(s) and return it in the enclosed postage-paid reply envelope. NOTE: PLEASE DO NOT RETURN YOUR PROXY CARD(S) IF YOU VOTE BY PHONE, INTERNET OR FAX.

     - VOTE IN PERSON. You may vote in person at the special shareholders meeting to be held on Thursday, May 17, 2007, at the offices of the fund's investment advisor, located at 800 Nicollet Mall, Minneapolis, Minnesota 55402.

Please accept our thanks for your cooperation and prompt attention to this matter. YOUR VOTE IS VERY IMPORTANT AND WILL HELP SAVE THE EXPENSE OF A FOLLOW-UP REQUEST.